Exhibit 99.1

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

Energy Focus, Inc. (“Energy Focus” or “Employer”) and Frank Lamanna, his heirs, executors, administrators, successors, and assigns (collectively referred to as “Employee”), enter into this Confidential Separation Agreement and General Release (“Agreement”) and agree as follows:

RECITALS

Whereas, Employer and Employee mutually agree that Employee is separating from his active employment effective February 5, 2015. The Employer agrees to provide financial relief as described below.

Whereas, in recognition of Employee’s past service to Company, in an effort to assist Employee in the transition to new employment, and in consideration of this Agreement, Energy Focus would provide severance pay to the Employee.

Now, therefore, in consideration of the foregoing and the other covenants and commitments set forth herein, Energy Focus and Employee agree as follows:

1.	Last Day of Employment. Employee’s last day of employment with Energy Focus is February 5, 2015 (“Separation Date”).

2.	Consideration. In consideration for signing this Confidential Separation Agreement and General Release, and for complying with all its terms and conditions, Energy Focus agrees:

a.

To pay Employee severance pay in the form of salary continuation at Employee’s current base rate of pay (based on the annualized salary of $150,000) for a period of six (6) months in the total amount of $75,000.00 (the “Severance Period”). Salary continuation payments shall include deductions for withholdings for applicable payroll and employment related taxes and other reductions required by law. Salary continuation payments to Employee shall be made on Energy Focus’s regular bi-weekly payroll dates, beginning with the first regular payroll date following the effective date of this Agreement, which is the day after the expiration of the seven-day revocation period in paragraph 7 below. The first installment of salary continuation shall include all amounts accrued between the Separation Date and the end of the payroll period in which this Agreement becomes effective and enforceable.

b.

COBRA premiums for the 6-month period beginning March 1, 2015 and ending August 31, 2015 (the “Restricted Period”) will be paid by Employer for group health, dental and vision insurance. Thereafter for the remaining COBRA eligibility period, Lamanna will assume full responsibility for continuation of benefits under COBRA at full cost to him.

3.

No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the severance pay described in Paragraph 2 above except for Employee’s timely execution of this Agreement and fulfillment of the promises and commitments contained herein.

4.

General Release of All Claims. In consideration for signing this Confidential Separation Agreement and General Release, and for complying with all its terms and conditions, and except as set forth below, Employee hereby releases, waives, and forever discharges Energy Focus and its representatives, parent and subsidiary corporations, owners, predecessors, successors, affiliates, officers, agents, assigns, employees and attorneys (collectively “Releasees”), from any and all claims, demands, obligations, agreements and actions of any kind, whether known or unknown at this time, connected with or arising out of Employee’s employment with and separation from Energy Focus. Employee specifically releases and forever discharges all claims, whether in law, equity, contract, tort or pursuant to statute, including damages, attorneys’ fees, costs and expenses, including, but not limited to, claims arising under the Age Discrimination in Employment Act of 1967, as amended (ADEA), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act (ADA) as amended, the Equal Pay Act, the Family and Medical Leave Act (FMLA), the Fair Labor Standards Act (FLSA), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act, the Ohio Civil Rights Act, Ohio Revised Code Chapter 4112, the Ohio Whistleblower Protection Act, the Ohio Wage Payment Act or any other federal, state, or local law, statute, ordinance or regulation affecting Employee’s employment with or separation from Energy Focus, or any common law claim including breach of contract, promissory estoppel (breach of promise), wrongful discharge, wrongful discharge in violation of public policy, or other claim. In the event that Employee institutes any proceeding released in this Agreement, his claim(s) shall be dismissed immediately upon the presentation of this Agreement, and he shall reimburse Releasees for all legal fees and expenses incurred in defending such claim(s) and obtaining the dismissal thereof. In the event that any such proceeding is or has been filed by someone other than Employee purporting to act on his behalf individually or as a representative of a class of which Employee is or may be a member, Employee shall, immediately upon becoming aware of such proceeding, and without further notice, take all actions necessary to withdraw or otherwise to decline to participate in such proceeding for his own benefit. Notwithstanding the immediately preceding paragraph, nothing in this Agreement shall be construed to prohibit Employee from filing a charge with, or participating in any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Commission or a comparable state or federal fair employment practices agency; provided, however, that this Agreement fully and finally resolves all monetary matters between Employee and Releasees, and Employee waives any right to monetary damages, attorneys’ fees, costs and equitable remedies related to or arising from any such charge, or ensuing complaint or lawsuit, filed by him or on his behalf.

5.

Other Claims. Employee understands that this Agreement does not release any claims (1) that arise after the date Employee signs this Agreement; (2) that concern vested rights under Energy Focus’s employee benefit plan; (3) that concern workers compensation claims, or (4) that under controlling law cannot be released by settlement.

6.

Affirmations. Employee affirms that he has been paid and/or has received all compensation, wages and/or benefits to which he may be entitled through January 30, 2015 and that he is scheduled to receive pay through February 5, 2015 on February 13, 2015. Employee affirms that he has been granted any leave to which he was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.

7.

Acknowledgements. Employee acknowledges that he has carefully read the Agreement; that he fully understands all of its terms and contents; that he has been advised to and has been given the opportunity to consult with an attorney of his choice prior to the execution of the Agreement; and that he has been provided twenty-one (21) days to consider the Agreement and that he has deliberated over the Agreement and voluntarily agrees to be bound by its terms. If the Employee signs the Agreement before the expiration of the 21-day period that he has been given to consider it, he is expressly waiving his right to consider the Agreement for any remaining portion of that 21-day period. The Employee understands that he may revoke the Agreement by written revocation to Theresa Matrisciano at Energy Focus Corporation located at 32000 Aurora Road Solon Ohio 44139 within seven (7) days of its execution and that the Agreement will not become effective or enforceable until the expiration of the seven (7) days after its execution. If the Employee revokes the Agreement in that manner, all of the promises made by the Employee or Energy Focus in the Agreement will not be effective. The Employee agrees that the promises and considerations provided by Energy Focus as set forth above are in addition to anything of value to which she is entitled otherwise and are sufficient for the waiver and release and other promises by him contained in the Agreement.

8.

Confidentiality. Employee specifically agrees that Employee will not at any time, whether during or subsequent to the term of Employee’s employment by Energy Focus, in any fashion, form or manner, unless specifically consented to in writing by Energy Focus, either directly or indirectly use or divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of Energy Focus, including, without limiting the generality of the foregoing, the names, claims or any information of any kind relating to any of Energy Focus’s clients or prospective clients, its marketing and client development methods and related data, the names of any of its employees, contractors, procedures or inventions, methods of doing business, technical and scientific information of any and all kinds, lists or other written records used in Energy Focus’s business, compensation paid to Employees and other terms of employment, the work habits or skill levels of Employees, or any other confidential or non-public information, about or concerning the business of Energy Focus, its manner of operation, or other confidential data of any kind, nature, or description, and the parties hereto stipulate that as between them, the same are important, material, and confidential information and/or trade secrets that affect the successful conduct of Energy Focus’s business, and its good will, and that any breach of any term of this paragraph is a material breach of the Agreement. All equipment, files notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, or other written graphic, documentary and/or electronic records, and the like, affecting or relating to the business of Energy Focus or its clients, which Employee shall have prepared, used, constructed, observed, possessed or controlled shall be and remain Energy Focus's sole property.

Employee agrees he will not enter or attempt to enter the premises at which he was employed at 32000 Aurora Road Solon, Ohio 44139 without the express consent of the President and COO or the Vice President of Human Resources of the company. Employee acknowledges that a breach of the agreement to not enter will render this Confidential Separation and General Release fully null and void.

Upon termination of employment with Energy Focus, Employee agrees to immediately or upon demand deliver to Energy Focus all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, technical and scientific information of all kinds, lists or other written, electronic, or graphic records, and the like, relating to Energy Focus’s business, which are or have been in his possession or under his control. Employee understands that “immediately” for purposes of this paragraph means within 48 hours of the Employee’s Separation Date and “upon demand” means by an otherwise agreed to date if not immediate. Employee affirms that he has not divulged any such confidential information of Energy Focus and will continue to maintain the confidentiality of such information consistent with Energy Focus’s policies and Employee’s agreement(s) with Energy Focus and/or common law. The commitments within this section do not supersede but supplement any other confidentiality agreement or obligation owing by Employee to Energy Focus. It is the wish of both Employee and Energy Focus to afford Energy Focus the maximum protection for its confidential information possible and any commitments made by the Employee in this regard will be construed to afford the maximum protection for Energy Focus possible.

9.

No solicitation. Employee agrees that during the Severance Period and for six (6) additional months thereafter he will not, directly or indirectly solicit any person who is an employee of the Employer to terminate his/her relationship with the Company. Employee further agrees, without prejudice to his obligations of confidentiality to the Company, that he will not provide any non-public information regarding any current employee of the Company, including but not limited to employee compensation data, performance evaluations, skill sets or qualifications to any person in connection with any prospective employment and/or engagement outside the Company, including but not limited to recruiters and prospective clients/employers.

10.

Neutral Reference. Energy Focus will provide a neutral letter of reference for Employee upon written request, to any potential companies to which Employee has made application. Such reference shall be limited to dates of employment and positions held at Energy Focus.

11.

Confidentiality and Return of Property. Employee agrees not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement, except to Employee’s spouse or immediate family member, tax advisor, and/or an attorney with whom Employee chooses to consult regarding Employee’s consideration of this Agreement and its general release of claims, but only after such person agrees to keep such information confidential.

12.

Other Provisions. This Agreement sets forth the entire agreement and understanding between Employee and Energy Focus relative to the subject matter addressed. Employee agrees that this Agreement identifies everything that has been promised to the Employee by Energy Focus. Employee understands that this Agreement does not constitute an admission by Energy Focus of any violation of law or contract, or any other type of wrongdoing. Employee agrees that this Agreement shall be interpreted and governed according to the laws of the State of Ohio. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement and/or to seek any damages for breach. If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

After the Separation Date, Employee agrees to cooperate with the Company, including its representatives and attorneys, to provide information or testimony that may relate to the Company or to matters within the Employee’s knowledge, if called upon by the Company to do so, for purposes related to any lawsuits, proceedings, administrative actions, public filings, or to provide other factual information in preparation or anticipation of any such matter, or to assist with other internal or external Company matters.  If called upon to do so, Employee agrees that he shall give only truthful testimony and shall provide only truthful information, to the best of his knowledge.  Employee shall not receive compensation for providing such cooperation, but Employee shall be entitled to reimbursement from the Company for reasonable out-of-pocket expenses that are necessarily and reasonably incurred as a result of providing such cooperation, including for example, airfare, hotel, and related travel expenses, if travel is requested.  If Employee is asked by any person other than the Company (or its representatives or attorneys) to provide information or testimony related to any matter connected to his employment or the Company, Employee agrees to provide advance notice to the Company and to take all reasonable steps to ensure that the Company has an opportunity to respond and/or to participate in such proceedings.

[THIS SPACE INTENTIONALLY LEFT BLANK]

Both Energy Focus, Inc. and Employee knowingly and voluntarily sign this Separation Agreement and General Release and initial each page of the Agreement as of the date(s) set forth below:

Dated:  February 10, 2015                                                    Frank Lamanna

Frank Lamanna

  /s/ Frank Lamanna

Employee Signature

Energy Focus Corporation

Dated:  February 10, 2015                                                    James Tu

James Tu, Executive Chairman

  /s/ James Tu

Signature